================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              MAZEL STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                 April 22, 1999


Dear Fellow Shareholder:

               It is a pleasure to extend to you a cordial invitation to attend the 1999 Annual Meeting of Shareholders of Mazel Stores, Inc. This year's annual meeting will be held at The Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio 44122 on Tuesday, May 25, 1999 at 10:00 a.m.

               Shareholders will be asked to approve the election of Directors and to ratify the appointment of auditors. In addition, we will present a report on the operations and activities of the Company. Following the meeting, management will be pleased to answer your questions regarding the Company. Please carefully review the enclosed Proxy Statement.

               I hope you will be able to attend this meeting in person. Whether or not you expect to attend, I urge you to sign, date and return the enclosed proxy card so that your shares will be represented.

               I look forward to seeing you on May 25th.

                                              Sincerely,



                                              Reuven D. Dessler
                                              Chairman of the Board

                               MAZEL STORES, INC.
                                31000 Aurora Road
                                Solon, Ohio 44139


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 25, 1999



      The Annual Meeting of Shareholders of Mazel Stores, Inc., an Ohio corporation (the "Company"), will be held at The Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio 44122 on Tuesday, May 25, 1999 at 10:00 a.m.

      The purpose of the meeting will be to:

      1.    Elect two Directors for a term expiring in 2002.

      2. Ratify the appointment of KPMG LLP as auditors of the Company for the fiscal year ending January 29, 2000.

      3. Transact such other business as is properly brought before the meeting.

      Only holders of shares of Common Stock of record at the close of business on April 9, 1999 will be entitled to notice of and to vote at the meeting. A list of such shareholders will be open for examination by any shareholder at the meeting.

      ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

                                          By Order of the Board of Directors



                                          Marc H. Morgenstern
                                          Secretary

Cleveland, Ohio
April 22, 1999

                               MAZEL STORES, INC.
                                31000 AURORA ROAD
                                SOLON, OHIO 44139

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS


                    SOLICITATION AND REVOCABILITY OF PROXIES

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mazel Stores, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Annual Meeting"). It is anticipated that the Proxy Statement together with the proxy card and the fiscal 1998 Annual Report to Shareholders will be mailed to the Company's shareholders commencing on April 27, 1999.

      Pursuant to the Ohio General Corporation Law, a person has the power to revoke its proxy at any time before it is exercised by (1) attending the Annual Meeting and voting in person, (2) executing and delivering a proxy bearing a later date, or (3) delivering written notice of revocation to the Secretary of the Company prior to the Annual Meeting.

      The Company will bear the cost of this solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of the Company's shares of Common Stock (the "Common Shares"). In addition, proxies may be solicited by mail, personal interview, or telephone by Directors, officers or employees of the Company and its subsidiaries without additional compensation therefor.


                           PURPOSES OF ANNUAL MEETING

      The Annual Meeting has been called for the purposes of (1) electing two
(2) Directors of the class whose three-year term of office will expire in 2002;
(2) ratifying the appointment of KPMG LLP as auditors of the Company for fiscal 1999; and (3) transacting such other business as may properly come before the meeting.

      The two persons named in the enclosed proxy have been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors' proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the Director nominees named herein and in favor of the proposal listed in Item 2 above.



                                VOTING SECURITIES

      The close of business on April 9, 1999 has been fixed as the record date for the determination of holders of record of the Common Shares of the Company entitled to notice of and to vote at the Annual Meeting. On the record date, 9,141,798 Common Shares were outstanding and eligible to be voted at the Annual Meeting. A quorum for the transaction of business at the Annual Meeting is a majority of the outstanding Common Shares. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the Annual Meeting. The election of Directors and the proposal to ratify the appointment of auditors require approval only by a plurality of the votes cast. As a consequence, abstentions and broker non-votes will not be counted in determining the outcome of the vote with respect to election of Directors or appointment of the auditors.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

GENERAL

      The business of the Company is managed under the direction of the Company's Board of Directors. The number of Directors is currently fixed at nine. The Company's Amended and Restated Code of Regulations ("Code of Regulations") divides the Board of Directors into three classes of three Directors each. The Directors serve staggered terms of three years, with the members of one class being elected each year, as follows: (i) Reuven D. Dessler and Ned L. Sherwood serve until the 1999 Annual Meeting; (ii) Jacob Koval, Jerry Sommers and Phillip Cohen serve until the 2000 Annual Meeting; and (iii) Brady Churches, Robert Horne and Charles Bilezikian serve until the 2001 Annual Meeting; , and in each case until their respective successors are elected and qualified. A vacancy exists in the class of Directors whose term expires in 1999.

      The Board of Directors has established two standing committees: an Audit Committee and Compensation Committee.

      The Audit Committee has general responsibility for supervision of financial controls as well as accounting and audit activities of the Company. The Audit Committee annually reviews the qualifications of the Company's independent certified public accountants, makes recommendations to the Board of Directors concerning the selection of the accountants, reviews and approves the services performed by the accountants and reviews their fees. The Audit Committee consists of Messrs. Bilezikian, Horne and Sherwood.

      The Compensation Committee has the authority to: (i) administer the Company's stock option plan and restricted stock plan; (ii) review and monitor key employee compensation and benefits policies and (iii) administer the Company's management compensation plans. The Compensation Committee consists of Messrs. Sherwood, Bilezikian and Cohen.

      The Board of Directors of the Company held seven meetings in fiscal 1998; whereas the Audit and Compensation Committees each held one meeting during the year. All of the current Directors attended at least 75% of the Board and applicable committee meetings held during fiscal 1998. In addition to holding regular Board and committee meetings, the Board members also reviewed and considered matters and documents and communicated with each other wholly apart from the meetings. Several actions were taken by unanimous written consent.


COMPENSATION OF DIRECTORS

      The Company pays each outside Director a fee of $15,000 for attendance at four meetings per year, together with reimbursement of out-of-pocket expenses incurred in connection with the Directors' attendance at such meetings. In addition, each outside Director receives $1,500 per meeting for each meeting attended in excess of four per year. No additional compensation is to be paid for committee meetings held on the same day as a Board of Directors' meeting. Officers of the Company who are also Directors will receive no additional compensation for serving as Directors.

      Each current outside Director of the Company upon their initial election as a Director in fiscal 1996 received a stock option to purchase 15,000 Common Shares at $16.00 per share. Such options vest ratably over a period of five years and expire ten years from date of grant.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS


      The Board of Directors has nominated Reuven Dessler and Ned Sherwood, the Directors whose terms of office expire this year, to stand for reelection as Directors. The three-year term will end upon the election of Directors at the 2002 Annual Meeting of Shareholders. Since a suitable nominee has yet to be found for the vacancy in the class whose term expires at this Annual Meeting of Shareholders, a vacancy will continue in the class of Directors whose term will expire in 2002.

      At the Annual Meeting, the Common Shares represented by valid proxies, unless otherwise specified, will be voted to reelect the Directors. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

      The Board of Directors recommends that each shareholder vote "FOR" the Board of Directors' nominees.




                                      PRINCIPAL OCCUPATION PAST FIVE YEARS,                           DIRECTOR
 NAME OF DIRECTOR      AGE                    OTHER DIRECTORSHIPS                                     SINCE
------------------    -----           -------------------------------------                           -----

                        NOMINEES FOR TERM TO EXPIRE IN 2002

Reuven D. Dessler       51          Chairman of the Board and Chief Executive Officer of               1996
                                    the Company since November 1996.  Mr. Dessler co-
                                    founded the Company in 1975 and served as its
                                    President until November 1996.

Ned L.  Sherwood        49          Principal of ZS Fund L.P., a private investment firm, for          1996
                                    over five years.  Mr. Sherwood is currently a member of
                                    the Boards of Directors of Kaye Group, Inc. and Market
                                    Facts, Inc.

                        DIRECTORS WHOSE TERM EXPIRES IN 2000

PHILLIP COHEN           80          Retired; former Vice President of P-C Sales, Inc., a               1997
                                    wholesaler of closeout merchandise for over five years.
                                    From 1947 to his retirement in 1989, Mr. Cohen was
                                    Chairman and CEO of Wisconsin Toy and Novelty, Inc., a
                                    Midwest distributor of closeout toy and novelty items.

Jacob Koval             51          Executive Vice President - Wholesale of the Company                1996
                                    for over five years.  Mr. Koval co-founded the Company
                                    in 1975.

Jerry Sommers           48          Executive Vice President - Retail of the Company since             1996
                                    November 1995.  From 1984 through April 1995, Mr.
                                    Sommers held various positions with Consolidated
                                    Stores Corporation, including Executive Vice President
                                    - Merchandise from August 1993 until April 1995.

                        DIRECTORS WHOSE TERM EXPIRES IN 2001

Charles Bilezikian      62          President of Christmas Tree Shops, Inc., a New                     1997
                                    England-based specialty retailer of housewares and
                                    gourmet foods since 1971.

Brady Churches          40          President of the Company since November 1996 having                1996
                                    served as President - Retail from August 1995 until such
                                    date.  From 1978 until April 1995, Mr. Churches held
                                    various senior management positions with Consolidated
                                    Stores Corporation, including  President from August
                                    1993 until April 1995.

Robert Horne            40          Principal of ZS Fund L.P., A private investment firm, for          1996
                                    over five years.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

           The following table sets forth certain information as of April 9, 1999 with respect to the beneficial ownership of the Common Shares. Unless otherwise indicated below, the persons named below have the sole voting and investment power with respect to the number of shares set forth opposite their names. All information with respect to beneficial ownership has been furnished by the respective Director, officer or 5% or greater shareholder, as the case may be.

Names and, where necessary,                            Number of Shares
Addresses of Beneficial Owners                         Beneficially Owned      Percentage
------------------------------                         ------------------      ----------

ZS Fund L.P. (1).................................        2,750,383                  29.5%
        54 Morris Lane
        Scarsdale, NY 10583
Ned Sherwood ....................................        2,756,383 (2)              29.6
        54 Morris Lane
        Scarsdale, NY 10583
Robert Horne ....................................        2,756,383 (2)              29.6
        54 Morris Lane
        Scarsdale, NY 10583
Mazel/D&K, Inc. (3)..............................        2,058,105                  22.1
        31000 Aurora Road
        Solon, Ohio 44139
Reuven D. Dessler................................        1,590,755 (4)              17.1
        31000 Aurora Road
        Solon, Ohio 44139
Jacob Koval......................................          814,917 (5)               8.7
        31000 Aurora Road
        Solon, Ohio 44139
William Shenk....................................          676,769                   7.3
        1728 Ocean Front
        Del Mar, CA 92014
Massachusetts Financial Services Company ........          485,355                   5.2
        500 Boylston Street
        Boston, MA 20116
Wellington Management Company, LLP...............          481,000                   5.2
        75 State Street
        Boston, MA 02109
Brady Churches ..................................          334,004 (6)               3.6
Jerry Sommers....................................          335,276 (6)               3.6
Susan Atkinson...................................           53,510 (7)               *
Charles Bilezikian...............................           21,000 (8)               *
Phillip Cohen ...................................           19,800 (9)               *

All Current Directors and                                5,931,645 (10)             63.7
        Executive Officers of the Company (9 Persons)


-------------
*          Less than one percent.

(1) The shares beneficially owned by ZS Fund L.P. include 1,992,001 shares held by ZS Mazel L.P., 453,767 shares held by ZS Mazel II L.P., and 304,615 shares held by ZS Mazel, Inc.
           Messrs. Horne and Sherwood are officers of ZS Fund L.P.

(2) Includes the shares beneficially owned by ZS Fund L.P. as officers and/or equity owners of the entities holding such shares, Messrs. Sherwood and Horne have voting power with respect to such shares. Except to the extent of their equity interests in the entities holding such shares, Messrs. Sherwood and Horne disclaim beneficial ownership in such shares. Also includes 6,000 shares each subject to options currently exercisable or exercisable within 60 days hereof.

(3) Mazel/D& K, Inc. is a corporation owned by Messrs. Dessler and Koval and members of their families. Messrs. Dessler and Koval are the Directors and officers of Mazel/D&K, Inc.

(4) Includes 1,372,304 shares owned by Mazel/D&K, Inc. for the benefit of Mr. Dessler and family members and 30,000 shares subject to options currently exercisable or exercisable within 60 days hereof.

(5) Includes 685,801 shares owned by Mazel/D&K, Inc. for the benefit of Mr. Koval and family members and 12,000 shares subject to options currently exercisable or exercisable within 60 days hereof.

(6) Messrs. Churches and Sommers each own 17,538 Common Shares that are unvested and held under the Company's Restricted Stock Plan and 40,000 and 43,000 shares, respectively, subject to options currently exercisable or exercisable within 60 days hereof. These shares are included in the individuals respective totals.

(7) Includes 14,000 shares subject to options currently exercisable or exercisable within 60 days hereof.

(8) Includes 6,000 shares subject to options currently exercisable or exercisable within 60 days hereof.

(9) Includes 16,000 shares subject to options currently exercisable or exercisable within 60 days hereof.

(10) Includes 173,000 shares subject to options currently exercisable or exercisable within 60 days hereof.

                        EXECUTIVE OFFICERS' COMPENSATION

           The following table sets forth certain information with respect to the compensation earned during the fiscal years ended January 30, 1999, January 31, 1998 and January 25, 1997, respectively, by the Chief Executive Officer and certain other named executive officers of the Company:

                                                                Summary Compensation Table

                                                                      Annual                  Long Term
                                                                  Compensation              Compensation

                                               Fiscal                                          Option             All Other
Name and Principal Position                    Year            Salary        Bonus            Awards(#)         Compensation
---------------------------                    ----            ------        -----            ---------         ------------
                                                                                                                     (1)
Reuven D. Dessler                              1998         $ 458,945             -                   -              $1,231
     Chief Executive Officer                   1997           457,363       $62,500                   -                   -
                                               1996         1,273,883       125,000              75,000           1,274,285

Brady Churches                                 1998           394,531             -                   -               2,677
     President                                 1997           390,055        62,500                   -             112,500
                                               1996           420,913       125,000             100,000             881,479

Jacob Koval                                    1998           246,088             -                   -                 890
     Executive Vice President -                1997           243,477        79,376                   -                   -
     Wholesale                                 1996           414,719        75,000              30,000             461,528

Jerry Sommers                                  1998           290,952             -              15,000               1,999
     Executive Vice President - Retail         1997           288,709        62,500                   -              53,750
                                               1996           367,044       125,000             100,000             488,733

Susan Atkinson                                 1998           150,337             -              10,000               1,128
     Senior Vice President -                   1997           129,069        30,377                   -                   -
     Chief Financial Officer and               1996           138,629        56,918              30,000             123,134
     Treasurer

(1)          Payments in fiscal years 1996 and 1997 were made under the executive officers' employment agreements discussed below.

                       STOCK OPTION GRANTS IN FISCAL 1998

           The following table summarizes stock option grants by the Company to executive officers during the fiscal year ended January 30, 1999

                             (a)
                          Number of           % of Total                                                           (b)
                         Securities             Options                                            Potential Realizable Value at
                         Underlying          Granted to         Exercise or                        Assumed Annual Rates of Stock
                           Options             Employees         Base Price       Expiration     Price Appreciation for Option Term
      Name               Granted (#)        In Fiscal 1998        ($/Sh)            Date               5% ($)         10% ($)
      ----               -----------        --------------      ----------          ----               ------         -------

 Reuven Dessler               0                  -                 -                    -               -                -
 Brady Churches               0                  -                 -                    -               -                -
 Jacob Koval                  0                  -                 -                    -               -                -
 Jerry Sommers           15,000                  6.4              17.25           03-16-08             162,726          412,381
 Susan Atkinson          10,000                  4.3              17.25           03-16-08             108,484          274,921


(a) Options are exercisable upon vesting 20% each year, commencing in March, 1999.

(b) The potential realizable value that might be recognized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation over the term of the option. Shareholders of the Company, as a group, would realize $10,291,094 and $26,079,653 at assumed annual rates of appreciation of 5% and 10%, respectively, over the ten-year life of the options. There can be no assurance that the amounts reflected in this table will be achieved.

  AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

           The following table summarizes the fiscal year-end value of unexercised options for each of the executive officers identified in the Summary Compensation Table. No options were exercised by any executive officer in fiscal 1998.


                          NUMBER OF SECURITIES UNDERLYING
                        UNEXERCISED OPTIONS AT JANUARY 30,       VALUE OF UNEXERCISED IN-THE-MONEY
                                     1999 (#)                   OPTIONS AT JANUARY 30, 1999 ($) (1)
                       ------------------------------------     -----------------------------------

    NAME               EXERCISABLE            UNEXERCISABLE      EXERCISABLE         UNEXERCISABLE
    ----               -----------            -------------      -----------         -------------

Reuven Dessler            30,000                   45,000            $ 0                 $ 0
Brady Churches            40,000                   60,000              0                   0
Jacob Koval               12,000                   18,000              0                   0
Jerry Sommers             40,000                   75,000              0                   0
Susan Atkinson            12,000                   28,000              0                   0

(1) The closing price of Mazel Stores, Inc. Common Shares on January 29, 1999, the last trading day prior to the fiscal year end, was $15.250.


                             EMPLOYMENT ARRANGEMENTS

           Mr. Dessler has an employment agreement terminating October 31, 2000. Under the terms of the agreement, Mr. Dessler's current annual salary is $462,020 (subject to annual cost-of-living adjustments). Mr. Dessler is entitled to received an annual bonus of up to 88.2% of his base salary subject to the Company achieving pre-determined annual performance targets. Under the agreement, Mr. Dessler is entitled to a severance payment equal to one-year's salary and bonus in the event of termination of his employment by the Company without cause, except that, if the termination occurs after or in contemplation of a "change in control" (as defined in the agreement) that Mr. Dessler voted against, the severance payment is two-years' salary and bonus.

           Mr. Koval has an employment agreement terminating on October 31, 2000. Under the terms of the agreement, Mr. Koval's current annual salary is $245,036 (subject to annual cost-of-living adjustments). Mr. Koval is entitled to receive an annual bonus of up to 66.7% of his base salary subject to the Company achieving pre-determined annual performance targets. Under the agreement, Mr. Koval is entitled to a severance payment equal to one-year's salary and bonus in the event of termination of his employment by the Company without cause, except that, if the termination occurs after or in contemplation of a change in control that Mr. Koval voted against, the severance payment is two-years' salary and bonus.

           Mr. Churches has an employment agreement terminating on October 31, 2000 providing him a current annual base salary of $389,432 (subject to annual cost-of-living adjustments). Mr. Churches is entitled to receive an annual bonus up to 58.3% of his annual base salary, subject to the Company achieving pre-determined annual performance targets. Under his agreement, Mr. Churches is entitled to two-years' salary and bonus in the event of termination of his employment without cause or in the event he elects to terminate employment following a change in control.

           Mr. Sommers has an employment agreement terminating on October 31, 2000 providing him a current annual base salary of $287,074 (subject to annual cost-of-living adjustments). Mr. Sommers is entitled to receive an annual bonus of up to 59.4% of his annual base salary, subject to the Company achieving pre-determined annual performance targets. Mr. Sommers is entitled to receive two-years' salary and bonus in the event of termination of his employment without cause or in the event he elects to terminate employment following a change in control.

           Ms. Atkinson has an employment agreement terminating January 31, 2000 providing her a current annual base salary of $200,000. Ms. Atkinson is entitled to an annual bonus of up to 48.4% of her annual base salary, subject to the Company achieving pre-determined annual performance targets. Under her agreement, Ms. Atkinson is entitled to receive one-year's salary in the event of termination of her employment other than for cause.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Act of 1934 requires the Company's Directors, executive officers and persons who own 10% or more of the Company's Common Shares to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the Company. Based upon a review of these filings and written representations from such individuals, the Company understands that all such filers have adhered to all applicable filing requirements.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

           The Compensation Committee of the Board of Directors is generally responsible for determining the nature and amount of compensation for executive officers. All decisions by the Compensation Committee are reviewed and approved by the full Board of Directors. The Compensation Committee met once in fiscal 1998.

           The Company's compensation philosophy ties a significant portion of executive compensation to the Company's success in meeting specified profit growth and performance goals and to appreciation in the Company's stock price. The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executive and shareholder interests through equity-based plans.

           The Company's executive compensation consists of three key components: base salary, annual bonus and stock options and restricted stock awards, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives.

           BASE SALARY. At the time of the Company's initial public offering ("IPO") in November 1996, the Company entered into or amended existing employment agreements with each of the Company's executive officers. The agreements generally expire on October 31, 2000. These agreements set forth annual salaries for the executives that were established through negotiations with the officers, giving consideration to the salaries of executives of other growth retailers of similar size. In fiscal 1998, the Compensation Committee reviewed the agreements to determine if the annual salaries were still appropriate or needed modifications in order to continue to meet the Company's compensation objectives. The Committee determined that no modification in the salaries of the executives was necessary.

           ANNUAL BONUS. The Company has established a management incentive bonus plan that bases an executive's annual bonus on specified profit growth and performance goals and to appreciation in the Company's stock price established by the Compensation Committee at the beginning of the fiscal year. The annual bonus percentages for the named officers range from 48% to 88% of base salary, with the annual bonus of the Chief Executive Officer being at the 88% threshold. The plan provided for graduated bonus payments dependent on the percentage of the targeted goal achieved. The employment contracts capped the maximum bonus payable to senior executive officers. In as much as the minimum targeted goals for fiscal 1998 were not achieved, no bonuses were paid under the plan.

           STOCK-RELATED COMPENSATION. In November 1996, at the time of the Company's IPO, the Company made stock option awards and restricted stock awards to its officers and key personnel, including the named executive officers. The Compensation Committee believes that equity-based compensation ensures that the Company's executives have a continuing stake in the long-term success of the Company. Both stock option and restricted stock awards contain vesting provisions that ensures the executives have a financial incentive to remain with the Company during the vesting period and beyond. Option awards to the executives were made at the IPO's offering price of the Company's Common Shares and, accordingly, will have value only if the Company's stock price increases. In determining the size of option awards, the Committee looks at several measurements, including the value of options awarded to individuals in comparable position in peer group companies, individual and Company performance against plan, the number of shares and options currently held by the officer and the relative proportion of long-term incentives within the total compensation mix. Stock option awards in fiscal 1998 were made to Mr. Sommers and Ms. Atkinson in the amounts of 15,000 and 10,000, respectively. No other stock option awards were made to executive officers in fiscal 1998. The Company expects to review the grant of awards to executive officers in fiscal 1999.

           COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus, and stock- incentive awards for the Chief Executive Officer. Mr. Dessler's employment agreement is described in the section titled "Employment Arrangements."

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Phillip Cohen was an officer of a company that was involved, in fiscal 1998 and prior years, in a joint venture with the Company with respect to the identification, purchase and sale of close-out merchandise. See "Certain Transactions" below.

                                                   COMPENSATION COMMITTEE:

                                                   Charles Bilezikian, Chairman
                                                   Phillip Cohen
                                                   Ned Sherwood

                              CERTAIN TRANSACTIONS

           Messrs. Dessler and Koval are partners in Aurora Road Realty Development Company, a partnership which leases the office and warehouse facility located in Solon, Ohio, to the Company. Messrs. Dessler and Koval own 40.0% and 6.0% interests, respectively, in such partnership. The Company made rent payments totaling $1,930,000 pursuant to the lease for fiscal 1998. Messrs. Dessler and Koval are also minority shareholders in entities that operate public warehouses in which the Company periodically leases space. The Company believes the payments under the leases are on terms no less favorable to the Company than could be obtained from unrelated parties.

           The Company's warehouse in South Plainfield, New Jersey is leased from a limited liability company in which Messrs. Dessler and Koval own approximately 34% and 10% membership interest, respectively. Neither Mr. Dessler or Mr. Koval are involved in the management of the lessor and the terms are no less favorable to the Company than could be obtained from unrelated parties.

           The Company made loans to executives and other individuals in December 1996 to provide for payment of tax obligations arising from the issuance of Common Shares to such individuals at the time of the Company's IPO. The balances as of January 30, 1999 were $953,400, $672,100 and $62,700 to Mr. Dessler, Mr. Koval and Ms. Atkinson, respectively. Such loans are to be repaid on the earlier of five years from the effective date of the loan or the date of the individual's first sale of Common Shares, but only to the extent of net sale proceeds. The loans bear interest at the applicable federal rate.

           P-C Sales, a corporation owned by the son of Mr. Cohen and of which Mr. Cohen was an officer, had a joint venture agreement with the Company wherein the two companies split the profits derived from the sale of closeout merchandise located by P-C Sales and sold by the Company. In fiscal 1998, P-C Sales income from the joint venture totaled $345,400. The Company purchased the assets of P-C Sales in fiscal 1998. Additionally, for services rendered for and on behalf of P-C Sales and the Company, on March 16, 1998, Mr. Cohen received 10,000 ten-year, fully-vested stock options to purchase Common Shares at $17.25 per share.

           Christmas Tree Shops, Inc., a New England-based retailer of which Mr. Bilezikian is President and founder, is a customer of the Company's wholesale division. The dollar amount of purchases by the Christmas Tree Shops is not "material" (as defined in SEC Regulation S-K, Item 404(b)) to either the Company or Christmas Tree Shops.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

           Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the Nasdaq U.S. Composite Index and the Nasdaq Retail Trade Stock Index from the date of the Company's IPO in November 1996 through January 1999.

           The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into and filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

[GRAPH]

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
 Mazel Stores, Inc., Nasdaq Retail Trade Stock Index and Nasdaq U.S. Composite Index

                From November 29, 1996 through January 31, 1999



                                          11/29/96           1/31/97             1/31/98         1/31/99
                                          --------           -------             -------         -------
Mazel Stores, Inc.                         $100.00           $164.06             $ 86.72         $ 95.31
Nasdaq Retail Trade Stock Index            $100.00           $ 97.67             $114.21         $139.25
Nasdaq U.S. Composite Index                $100.00           $107.01             $126.56         $197.55

                                  PROPOSAL TWO
                              INDEPENDENT AUDITORS

           The Board of Directors, upon the recommendation of the Audit Committee, has selected KPMG LLP as auditors for the fiscal year ending January 29, 2000. The Board of Directors requests the ratification of the appointment of KPMG LLP by the shareholders at the Annual Meeting. The Board of Directors recommends that each shareholder vote "FOR" ratification of KPMG LLP as auditors for fiscal 1999.

           KPMG LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended December 31, 1987. Representatives of KPMG LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                                  OTHER MATTERS

           The Board of Directors of the Company is not aware that any matters other than those listed in the Notice of Annual Meeting of Shareholders is to be presented for action at the meeting. If any of the Board's nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.


                             SHAREHOLDERS' PROPOSALS

           The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2000 Annual Meeting of Shareholders is expected to be December 17, 1999.


                                OTHER INFORMATION

           The Company's fiscal 1998 Annual Report is being mailed to shareholders with this Notice of the Annual Meeting of Shareholders and Proxy Statement.



                                                   MARC H.  MORGENSTERN
                                                   Secretary

By Order of the Board of Directors
April 22, 1999

                                      PROXY

                               Mazel Stores, Inc.
                         Annual Meeting of Shareholders
                                  May 25, 1999


           The undersigned shareholder of MAZEL STORES, INC.. (the "Company") hereby appoints Reuven D. Dessler and Brady Churches, or either one of them, each with full power of substitution and revocation as Proxies to represent and vote all the Common Shares of the Company held of record by the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof with all of the powers the undersigned would possess if present, as specified on the reverse side.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. UNMARKED PROXIES WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS LISTED ON THE REVERSE SIDE UNLESS SPECIFIED TO THE CONTRARY. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

           The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated April 27, 1999 for the Annual Meeting of Shareholders.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                         Please sign, date and mail your
                      proxy card back as soon as possible!


                         ANNUAL MEETING OF SHAREHOLDERS
                               MAZEL STORES, INC.

                                  MAY 25, 1999


                 Please Detach and Mail in the Envelope Provided


[ X ]   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

                                   For     Withhold    Nominees:  Reuven Dessler
Item 1.                                                           Ned Sherwood

        Election of directors     [   ]     [   ]

WITHHELD FOR: (Write that nominee's name in the space provided below)

---------------------------------

                                                       For    Withhold  Abstain

Item 2. Approval of the appointment of KPMG LLP       [   ]     [   ]    [   ]
        as auditors for the fiscal year ending
        January 29, 2000

Item 3. Upon such other business as may be properly come before said meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR the nominees and FOR proposal 2.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                                              CHANGE OF ADDRESS
                                              COMMENTS AT LEFT      [   ]

                                              I PLAN TO ATTEND
                                              THE MEETING           [   ]

                                              I DO NOT PLAN TO
                                              ATTEND THE MEETING    [   ]


SIGNATURE(S)___________________________________________ DATE__________, 1999

NOTE: Please sign EXACTLY as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.